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Exhibit 10.40

                                 PROMISSORY NOTE

$1,200,000                                                        March 31, 2000

FOR VALUE RECEIVED, the undersigned, Westar Financial Services Incorporated, a Washington corporation ("Borrower"), promises to pay to the order of NAVIDEC, INC., a Colorado corporation (hereinafter "Lender"), the Principal and interest thereon described in this promissory note ("Note") in consideration for Lender's advancing funds to Borrower.

NOW, THEREFORE, in consideration of the premises, and in order to induce Lender to advance funds to Borrower, the parties hereby agree as follows:

1. Principal; Interest; Maturity. For value received, Borrower hereby promises to pay to the order of Lender the principal sum of $1,200,000 ("Principal") with interest at a rate of nine percent (9%) per annum. The principal sum, together with all interest accrued thereon, shall be due and payable in full by Borrower twelve (12) months from the date hereof. There shall be no prepayment penalty.

2. Subordination. Lender hereby acknowledges that this Note is subordinate in rights to that certain Bank One Security Interest between Bank One and Borrower, and any and all other security interests Bank One may have in Borrower and its assets.

3. Demand Rights. This Note shall become due and payable immediately, without demand or notice, upon the occurrence of any of the following:

         (a) Discovery that any misrepresentation was made to Lender by or on behalf of Borrower for the purpose of obtaining the funds advanced hereunder;

         (b) The voluntary or involuntary application for, or appointment of, a receiver for Borrower;

(c) The filing of a voluntary or involuntary petition by or on behalf of Borrower under any of the provisions of the federal bankruptcy laws;

         (d) The issuance of a warrant of attachment or for distraint, or of a notice of tax lien against Borrower;

         (e) The entry of a judgment against Borrower;

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         (f) Borrower's failure to pay, withhold, collect, or remit any tax or tax deficiency when assessed or due;

         (g) Borrower's dissolution;

         (h) A bulk sale of Borrower's business assets or notice of Borrower's intent to do so;

         (i) Suspension or liquidation of Borrower's business;

         (j) Failure on the part of Borrower, after demand, to furnish financial information or to permit inspection of any books or records; or

         (k) Default in payment or performance of any other obligation to Lender, whether made directly between Borrower and Lender or made by Borrower and acquired in any manner by Lender.

4. Collection Expenses. Borrower agrees to pay the actual expenditures made in any attempt to collect the amount due pursuant to this Note.

5. Attorney's Fees. Borrower agrees that if any legal action is necessary to enforce or collect this note, the prevailing party shall be entitled to reasonable attorneys' fees in addition to any other relief to which the party may be entitled.

6. Choice of Law. This Note shall be construed under the laws of the State of Washington, including the Uniform Commercial Code as enacted and enforced in the State of Washington.

7. Waivers. The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and protest, and all other notices or demands in connection with the delivery, acceptance, performance, default, endorsement, or guarantee of this interest.

IN WITNESS WHEREOF, the undersigned have caused this Note to be executed as of the date first above written.

BORROWER:

WESTAR FINANCIAL SERVICES INCORPORATED



     By: R.W. Christensen, Jr.
     Its: President